Exhibit 99.1
A reconciliation of non-GAAP measures to GAAP is detailed below for the operating results from continuing operations related to the month ended January 31, 2008.
Reconciliation of EBITDAR to Loss from Continuing Operations

	Month Ended January 31,
	2008	2008	2007
(dollars in millions)	Actual	Budget	Actual
EBITDAR	$42	$35	$27
Add:
Income Tax Expense	(5)	(1)	(3)
Interest Expense	(12)	(14)	(13)
Depreciation and Amortization	(10)	(10)	(8)
Reorganization Items	(6)	(6)	(5)
Non-Recurring, Non-Operational Gains (Losses)	—	—	—

Income (loss) from Continuing Operations	$9	$4	$(2)